Date:	February 27, 2009

For Release:	Immediate

Contact:	Investor Contact:
	Gary J. Morgan,	Joseph Hassett, VP
	Senior Vice President of Finance, CFO	Gregory FCA Communications
	215-723-6751	610-228-2110

Met-Pro Corporation Names New Vice President

Harleysville, PA, February 27, 2009 – Raymond J. De Hont, Chairman and Chief Executive Officer of Met-Pro Corporation, announced today that Gennaro A. D’Alterio has been named a Vice President of the Company.

Mr. D’Alterio has served as General Manager of the Company’s Pump Group, which includes the Dean Pump, Fybroc and Sethco product lines, since July 2007. Since joining the Company in 1994, he has served in a variety of roles including: Sales and Marketing Manager for the Dean Pump and Fybroc product lines and Regional Sales Manager for the Fybroc product line.  Mr. D’Alterio received a Bachelor of Science Degree in Mechanical Engineering and an MBA from Villanova University. His base of operations will continue to be the Company’s Fybroc and Sethco manufacturing facility located in Telford, Pennsylvania.

The Company’s Pump Group manufactures a broad range of high quality horizontal, vertical and in-tank centrifugal pumps that handle corrosive, abrasive and high temperature liquids. This combination of pump types and configurations provides products that excel in applications requiring corrosion resistance, such as the pumping of acids, brines, caustics, bleaches, seawater and a wide variety of waste liquids; and products for pumping high temperature liquids used in many industrial and commercial applications.

About Met-Pro

Met-Pro Corporation, with headquarters at 160 Cassell Road, Harleysville, Pennsylvania, was recently recognized, for the third consecutive year, as one of America’s “200 Best Small Companies” by Forbes magazine. In 2008, the Company was also named one of the world’s “Top Small to Midsize Manufacturers” by Start-It magazine for the second year in a row. Through its business units, in the United States, Canada, Europe and The People's Republic of China, a wide range of products and services are offered for industrial, commercial, municipal and residential markets worldwide. These include product recovery and pollution control technologies for purification of air and liquids; fluid handling technologies for corrosive, abrasive and high temperature liquids; Mefiag filtration technologies for harsh, corrosive liquid filtration applications; and filtration and purification technologies which include proprietary water treatment chemicals and filter products for air and liquid filtration. For more information, please visit www.met-pro.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this news release, and other materials filed or to be filed with the Securities and Exchange Commission (as well as information included in oral or other written statements made or to be made by the Company), contain statements that are forward-looking. Such statements may relate to plans for future expansion, business development activities, capital spending, financing, the effects of regulation and competition, or anticipated sales or earnings results. Such information involves risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to, the cancellation or delay of purchase orders and shipments, product development activities, computer systems implementation, dependence on existing management, the continuation of effective cost and quality control measures, retention of customers, global economic and market conditions, and changes in federal or state laws.

Met-Pro common shares are traded on the New York Stock Exchange, symbol MPR.

To obtain an Annual Report or additional information on the Company, please call 215-723-6751 and ask for the Investor Relations Department, or visit the Company’s website at www.met-pro.com.